Exhibit  I

                             to

                        Schedule  13G


One of the persons filing this statement is a parent holding company. The relevant subsidiary, American Express Financial
Advisors Inc. (formerly IDS Financial Corporation), a Delaware Corporation,is registered as an investment advisor under section 203 of the Investment Advisors Act of 1940.
American Express Trust Company (formerly IDS Trust Company), chartered under Minnesota banking laws, is a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934.